SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	August 10, 2006
(Date of earliest event reported)	August 7, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 7, 2006, we entered into an accelerated share repurchase agreement (ASR) with UBS AG, London Branch acting through UBS Securities LLC ("UBS"). Under the ASR, we agreed to purchase 7,500,000 shares of our common stock from UBS at a price per share of $37.52 for a total of $281.4 million. We will fund the purchase with cash on hand. The company's outstanding shares used to calculate earnings per share will be reduced by the number of shares repurchased and, effective August 10, 2006, will stand at approximately 110 million shares outstanding. This transaction is subject to, among other things, a market price adjustment provision based upon the volume weighted average market trading price (less a discount) of our common stock during the term of the ASR. If we are obligated to make an adjustment payment to UBS under the ASR, we may elect to satisfy our obligation in cash or in shares of our common stock. This ASR was entered into pursuant to our previously announced stock repurchase program.

Item 9.01 Financial Statements and Exhibits.

Exhibits
99.1 Press release issued by ONEOK, Inc. dated August 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	August 10, 2006	By:	/s/ Jim Kneale
Jim Kneale Executive Vice President -- Finance and Administration and Chief Financial Officer